May 5, 1998


             PP&L, Inc.
             Two North Ninth Street
             Allentown, PA  18101

             Attn: Treasurer

        Facsimile:                          Our Reference: PP&L Call Option


        TRANSACTION:   (SECURITIES PURCHASE OPTION AGREEMENT -- PP&L, INC.
                       CALL OPTION WITH MORGAN STANLEY & CO. INTERNATIONAL
                       LIMITED)

          The purpose of this letter agreement (this "Agreement") is to confirm the terms and conditions of the Transaction entered into between MORGAN STANLEY & CO. INTERNATIONAL LIMITED, a corporation organized under the laws of England ("Morgan Stanley" or "Seller"), and PP&L, INC., a corporation organized under the laws of the State of Pennsylvania ("Counterparty" or "Buyer"), on the Trade Date specified below (the "Transaction").

          The definitions and provisions contained in the 1991 ISDA
               Definitions (as published by the International Swaps and Derivatives Association, Inc.)(the "1991 Definitions") are hereby incorporated into this Agreement. In the event of any inconsistency between those definitions and provisions and this Agreement, this Agreement will govern. Capitalized terms not otherwise defined herein shall have the meanings set forth in the 1991 Definitions.

          This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

          The terms of the Transaction to which this Agreement relates are as follows:

          1.  GENERAL TERMS:

        Trade Date:    April 28, 1998.

             Option Style:       American Option.

             Option Type:        Call.

             Seller:             Morgan Stanley & Co.
                                 International Limited.

             Buyer:              Counterparty.

             Bonds: US$ 200,000,000 First Mortgage Bonds 6 % REset Put Securities Series due 2006 of the Issuer.

             Indenture:          The Mortgage and Deed of Trust dated as of
                                 October 1, 1945, between the Issuer and
                                 Bankers Trust Company (successor to Morgan
                                 Guaranty Trust Company of New York), as
                                 trustee, as amended and supplemented by
                                 sixty-six supplemental indentures (as so amended and supplemented, the
                                 "Indenture"), pursuant to which the Bonds were issued.

             Issuer:             Counterparty.

             Aggregate Face      US$ 200,000,000.
             Amount of Bonds:

             Settlement Amount:  The excess, if any, on the Coupon Reset
                                 Date of (a) the aggregate present value of the principal and interest payments that would have been due on the Aggregate Face Amount of Bonds after such date if such Bonds bore interest at the rate of 5.72% and remained outstanding until May 1, 2006, determined by discounting, on a semi-annual basis, such principal and interest payments at the Treasury Rate from the respective dates on which such payments would have been due, over (b) the Aggregate Face Amount of Bonds.


             Settlement          The Coupon Reset Date.
             Date:

             Treasury Rate:      The per annum rate equal to the offer side
                                 yield to maturity of the current on-the-run 5-year United States Treasury Security per Telerate page 500, or any successor page, at 11:00 a.m., New York time, on the third Business Day prior to the Coupon
                                 Reset Date (the "Bid Date") (or such other date that may be agreed upon by the Counterparty and the Calculation Agent) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, such rate on GovPX End-of-
                                 Day Pricing at 3:00 p.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Counterparty and the Calculation Agent).

             Coupon Reset Date:  May 1, 2001.

             Premium:            None.

             Business Day:       Any day other than a Saturday, a Sunday or
                                 a day on which banking institutions in the City of New York are authorized or required by law or regulation to be closed.

             Business Day        Following.
             Convention:

             Calculation         Morgan Stanley & Co. Incorporated
             Agent:              ("MS&Co."), as described in the
                                 Calculation Agency Agreement dated as of May 5, 1998, between the Counterparty and
                                 MS&Co., whose determinations shall be
                                 binding in the absence of manifest error.



             2.   PROCEDURE FOR EXERCISE:

             Exercise Period:    Any Business Day from, and including,
                                 15 calendar days prior to the Coupon Reset
                                 Date to, and including, the Expiration
                                 Date, between 9:00 a.m. and 3:00 p.m., New
                                 York City time.

             Condition to        It shall be a condition to exercise of
             Exercise:           the right granted to the Counterparty
                                 pursuant to this Agreement that the Bond
                                 Call Option shall have been exercised.

             Bond Call Option:   The call option on the Bonds provided for
                                 in the terms of the Bonds and as assigned to Morgan Stanley in Section 7.

             Exercise Date:      The date on which notice of exercise is
                                 given during the Exercise Period.

             Expiration Date:    The fourth Business Day after 15 calendar
                                 days prior to the Coupon Reset Date;
                                 provided, however, that in the event of a
                                 --------  -------
                                 Market Disruption Event, the Expiration
                                 Date shall be the Bid Date.

             Notice of Exercise  The Counterparty must deliver
             and Written         irrevocable notice to Morgan Stanley
             Confirmation:       (which may be delivered orally, including
                                 by telephone) of its exercise of the right granted pursuant to this Agreement during the hours of 9:00 a.m. to 3:00 p.m, New
                                 York time, on any Business Day during the Exercise Period.

                                 If a notice of exercise is delivered
                                 orally, the Counterparty will execute and deliver a written confirmation confirming the substance of that notice and account details or delivery instructions within one Business Day of that notice. Failure to provide that written confirmation will not affect the validity of that oral notice.


             3.   SETTLEMENT TERMS:

                  If (a) this Agreement has not been terminated and
             (b) Morgan Stanley actually has received a Notice of Exercise from the Counterparty during the Exercise Period, then:

                  (1) Morgan Stanley shall promptly deliver to the Counterparty an assignment of all its right, title and interest and obligations in, to and under the Bond Call Option;

                  (2) the Counterparty shall automatically and without further action assume and be liable for the performance of all of Morgan Stanley's obligations under the Bond Call Option; and

                  (3) the Counterparty shall pay the Settlement Amount (in immediately available funds) to Morgan Stanley on the Settlement Date.


             4.   NOTICE AND ACCOUNT DETAILS:

             Morgan Stanley      Morgan Stanley & Co. International
             Details for         Limited
             Notice:             In care of Morgan Stanley & Co.
                                 Incorporated
                                 1585 Broadway, 3rd Floor
                                 New York, NY 10036
                                 Telephone:  212-761-2566
                                 Telefax:    212-761-0580

                                 Attention:  Derivative Products Group --
                                 Legal & Documentation

                                 with a copy to:

                                 Morgan Stanley & Co. Incorporated
                                 1585 Broadway, 3rd Floor
                                 New York, NY 10036
                                 Telephone:  212-761-2566
                                 Telefax:    212-761-0580

                                 Attention:  Derivative Products Group --
                                 Legal & Documentation

             Counterparty        PP&L, Inc.
             Details for         Two North Ninth Street
             Notice:             Allentown, PA  18101

                                 Attention:  Treasurer

             Account Details:

             Account             Citibank, New York
             Details of          ABA 021-000-089
             Morgan              A/c No. 4072-4601
             Stanley:            BIC: CITIUS 33

             Account             Mellon Bank, N.A., Philadelphia,
             Details of          ABA 031-000-037
             Counterparty:       A/C No. 2-334-233
                                 BIC: MELNUS 3P

             5.   TERMINATION OF OPTION.

                  Subject to any payment or delivery obligations pursuant
             to this Agreement, upon the termination of the Bond Call Option by its terms this Transaction shall automatically terminate. If the Counterparty exercises its rights under this Agreement as set forth in Section 3, the Counterparty shall deliver the Settlement Amount to Morgan Stanley and Morgan Stanley shall assign its rights under the Bond Call Option in accordance with Section 3 and this Agreement shall terminate. No other amount shall be payable by Morgan Stanley or the Counterparty in respect of this Agreement unless the Bond Call Option was terminated due to any of the following:
             (a) at any time prior to the sale of the Bonds on the Bid Date, an Event of Default has occurred and is continuing under subsections (a), (b), (c), (d) or (g) of Section 65 under the Indenture or a Cross-Default has occurred and is continuing (in such event, termination is at Morgan Stanley's option) or under subsections (e) or (f) of Section 65 under the Indenture (in such event, termination is automatic), (b) if following the Call Notice (as defined in the Bonds), fewer than two Dealers (as defined in the Bonds) have submitted Bids (as defined in the Bonds) in a timely manner substantially as provided in the Bonds, or (c) if, following the Call Notice, Morgan Stanley fails to pay the Call Price (as defined in the Bonds) by 2:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date due to the occurrence of a Market Disruption Event.

                  If any of the events set forth in (a), (b) or (c) above
             has occurred and the Bond Call Option so terminates, the Counterparty shall, on the first date the Termination Amount is calculated (and in no event later than the fifteenth Business Day following the date of termination of the Bond Call Option), pay to Morgan Stanley, or its assignee, the Termination Amount in respect of Morgan Stanley's losses under the Bond Call Option. Following such termination and upon payment of the Termination Amount, Morgan Stanley shall deliver any and all of its remaining rights, if any, under the Bond Call Option as described under Section 3.

                  For purposes of this Agreement:

                       "Market Disruption Event" shall mean any of the
                  following events, if such events occur or are continuing on any day from, and including, 15 calendar days prior to the Coupon Reset Date to, and including, the Bid Date in the judgment of the Calculation Agent: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the establishment of minimum prices on such exchange; (b) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (c) any material adverse change in the existing financial, political or economic conditions in the United States of America;
                  (d) an outbreak or escalation, of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (e) any material disruption of the U.S. Treasury securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the coupon reset process.

                       "Cross Default" shall mean the occurrence or
                  existence of (i) a default, event of default or other similar condition or event (however described) in respect of the Counterparty (after giving effect to any applicable notice requirement or grace period) under one or more agreements or instruments relating to any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of any money ("Specified Indebtedness"), individually or collectively, in an aggregate amount of not less than $100,000,000, which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable, or (ii) a default by the Counterparty in making one or more payments on the due date thereof in an aggregate amount of not less than $100,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period).

                       "Termination Amount" shall mean the fair market
                  value, as of the date of the termination of this Agreement, of the option to receive the Settlement Amount on the Settlement Date. If this Agreement terminates on or after 15 calendar days prior to the Coupon Reset Date, then the Termination Amount shall be deemed to equal the Settlement Amount. Fair market value shall be determined by MS&Co., by requesting bids from five Reference Dealers, one of which shall be MS&Co., within five Business Days of the date this Agreement terminates. MS&Co. shall (i) if five bids were made, disregard the lowest and the highest bid and (ii) average the remaining bids to determine the fair market value; provided that, if MS&Co. has not received all five bids within 10 Business Days following the request for such bids, the fair market value shall be the average of the bids that have been received by 5:00 p.m. as of the tenth Business Day following MS&Co.'s initial request for such bids. If MS&Co. determines that the bids provided do not reflect a reasonably accurate valuation of the Termination Amount, the Termination Amount shall equal the amount that MS&Co. reasonably determines in good faith to be the total losses and costs of Morgan Stanley in connection with this Agreement.

                       "Reference Dealer" shall mean a market dealer,
                  selected in good faith by MS&Co., that makes markets in derivative transactions for corporate and U.S. Treasury securities in the normal course of business.

                       "Affiliate" shall mean, in relation to any party,
                  any entity controlled, directly or indirectly, by the party, any entity that controls, directly or indirectly, the party or any entity directly or indirectly under a common control with the party. For this purpose, "control" of any entity or party means ownership of a majority of the voting power of the entity or party.

                  Neither this Agreement nor any of the rights, interests
             or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party; provided, however, that Morgan Stanley may assign its right to
             --------  -------
             receive the Termination Amount hereunder to any Affiliate, to which assignment the Counterparty hereby agrees, upon giving written notice of such assignment to the Counterparty. MS&Co.'s sole role under this Agreement and with respect to the Transaction is as an agent of Morgan Stanley and the Counterparty on a disclosed basis. MS&Co. is authorized to act as agent for the Counterparty only to the extent required to enable Morgan Stanley to satisfy the requirements of Rule 15a-6 of the Securities Exchange Act of 1934, as amended ("Rule 15a-6"), in respect of the Transaction described herein. MS&Co. shall have no authority to act as agent for the Counterparty with respect to the Transaction or other matters governed by this Agreement, except in accordance with instructions from the Counterparty. MS&Co. does not guarantee the performance of Morgan Stanley.


             6.   PAYMENT BY MORGAN STANLEY.

                  Morgan Stanley will make a payment of US$100,000 to the
             Counterparty on May 5, 1998, which amount represents a reasonable payment for the right to receive the Termination Amount upon the termination of this Transaction in the circumstances described in Section 5.


             7.   ASSIGNMENT OF BOND CALL OPTION.

                  Morgan Stanley will make a payment of US$2,800,000 to the
             Counterparty on May 5, 1998, which amount represents a reasonable payment for the Counterparty assigning, and the Counterparty hereby assigns, all its right, title and interest and obligations in, to and under the Bond Call Option to Morgan Stanley and Morgan Stanley hereby assumes all the obligations and liabilities of the Counterparty under the Bond Call Option.


             8.   REPRESENTATIONS OF THE PARTIES:

                  (a) Each party represents and warrants to the other party that:

                       (i)    Status.  It is duly organized and validly
                              ------
                              existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

                       (ii)   Powers.  It has the corporate power to
                              ------
                              execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

                       (iii)  No Violation or Conflict.  Such execution,
                              ------------------------
                              delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

                       (iv)   Consents.  All governmental and other
                              --------
                              consents that are required to have been
                              obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

                       (v)    Obligations Binding.  Its obligations under
                              -------------------
                              this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

                       (vi)   Absence of Litigation.  There is not pending
                              ---------------------
                              or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement;

                       (vii)  Non-Reliance.  It is acting for its own
                              ------------
                              account, and it had made its own independent decisions to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement;

                       (viii) Assessment and Understanding.  It is capable
                              ----------------------------
                              of assessing the merits of and understanding
                              (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement;

                       (ix)   Status of Parties.  The other party is not
                              -----------------
                              acting as a fiduciary for or an adviser to it in respect of this Agreement;

                       (x)    Parties to the Agreement.  The Counterparty
                              ------------------------
                              and Morgan Stanley are the parties to this Agreement, with MS&Co. as agent for Morgan Stanley and, subject to the limitations set forth in Section 5, the Counterparty; and

                       (xi)   Other Matters.
                              -------------

                              (1)  This Agreement constitutes a "swap
                                   agreement" within the meaning of
                                   Commodity Futures Trading Commission
                                   ("CFTC") Regulations Section 35.1(b)(1);

                              (2)  It is an "eligible swap participant"
                                   within the meaning of CFTC Regulations
                                   Section 35.1(b)(2);

                              (3)  This Agreement is not one of a fungible
                                   class of agreements that are
                                   standardized as to their material
                                   economic terms, within the meaning of
                                   CFTC Regulations Section 35.2(b);

                              (4)  The creditworthiness of the other party
                                   was a material consideration in entering into or determining the terms of this Agreement, including pricing, cost or credit enhancement terms, within the meaning of CFTC Regulations Section 35.2(c);

                              (5)  It has entered into this Agreement in
                                   conjunction with its line of business
                                   (including financial intermediation
                                   services) or the financing of its
                                   business; and

                              (6) It is a Qualified Institutional Buyer as defined in Rule 144A under the Securities Act of 1933, as amended.

                  (b) The Counterparty represents and warrants to Morgan Stanley that no Event of Default under the Indenture has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.


             9.   BASIC COVENANTS:

                  Each party agrees with the other that, so long as either
             party has or may have any obligation under this Agreement:

                  (a)  Maintain Authorizations.  It will use all reasonable
                       -----------------------
                       efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and will use all reasonable efforts to obtain any that may become necessary in the future.

                  (b)  Comply with Laws.  It will comply in all material
                       ----------------
                       respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement; and

                  (c) Procedures.
                      ----------

                       (i) This Agreement will be effected through MS&Co., as agent for the parties;

                       (ii)   MS&Co. will be responsible for the
                              operational aspects of this Agreement, such as record keeping and reporting;

                       (iii) Unless the Counterparty is a "major U.S. institutional investor" (as defined in Rule 15a-6), neither party will contact the other without the direct involvement of MS&Co.;

                       (iv) MS&Co. has no obligation, by guaranty, endorsement or otherwise, with respect to performance of either party's obligations; and

                       (v) MS&Co.'s sole role under this Agreement is as an agent of the parties on a disclosed basis.


                  (d)  Purchase of Bonds.  Without the prior approval of
                       -----------------
                       Morgan Stanley, the Counterparty may not (i) purchase any of the Bonds prior to the Coupon Reset Date or (ii) discontinue use of the system of book-entry transfers through The Depository Trust Company (or a successor securities depositary) prior to the Coupon Reset Date.


             10.  GENERAL PROVISIONS:

                  (a)  Jurisdiction.  With respect to any suit, action or
                       ------------
                       proceedings relating to this Agreement
                       ("Proceedings"), each party irrevocably:

                       (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

                       (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

                  (b)  Waiver of Jury Trial.  Each party waives, to the
                       --------------------
                       fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings. Each party (i) certifies that no representative, agent or attorney or other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

                  (c)  Expenses.  If either the Counterparty, on the one
                       --------
                       hand, or Morgan Stanley, on the other hand, is in default of its obligations under this Agreement, such party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement in connection with any default, including, but not limited to, costs of collection.

                  (d)  Currency.  All cash amounts required to be paid
                       --------
                       under this Agreement shall be in US$.

                  (e)  Interpretation.  When a reference is made in this
                       --------------
                       Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f)  Counterparts.
                       ------------

                       (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                       (ii) This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  (g)  Entire Agreement; No Third-Party Beneficiaries.
                       ----------------------------------------------
                       This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

                  (h)  Amendments.  No amendment, modification or waiver in
                       ----------
                       respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

                  (i)  No Waiver of Rights.  A failure or delay in
                       -------------------
                       exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

                  (j)  Remedies Cumulative.  Except as provided in this
                       -------------------
                       Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

                  In consideration of the mutual representations,
             warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Agreement and returning it to us.

                                             Very truly yours,


                                                MORGAN STANLEY & CO.
                                                INTERNATIONAL LIMITED,

                                                  by


                                                     --------------------
                                                     Name:
                                                     Title:



                                                MORGAN STANLEY & CO.
                                                INCORPORATED, as agent,

                                                  by


                                                     --------------------
                                                     Name:
                                                     Title:



             Accepted and confirmed as of the date
             first above-written:

             PP&L, INC.,

                 by


                    --------------------
                    Name:
                    Title: